Exhibit 10.3

Execution Copy

COLLATERAL ACCOUNT AGREEMENT

among

BFE OPERATING COMPANY, LLC,

BUFFALO LAKE ENERGY, LLC and

PIONEER TRAIL ENERGY, LLC,

as Borrowers

BFE OPERATING COMPANY, LLC,

as Borrowers’ Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Depositary Agent and Securities Intermediary

Dated as of September 25, 2006

BFE Ethanol Facility Financing

SCHEDULE

ii

SCHEDULE I	Accounts

EXHIBITS

EXHIBIT A	Form of Transfer Date Certificate
EXHIBIT B	Form of Restoration Requisition
EXHIBIT C	Form of DSRA Letter of Credit
EXHIBIT D	Form of Deposit Account Control Agreement
EXHIBIT E	Form of Distribution Date Certificate

iii

COLLATERAL ACCOUNT AGREEMENT (this “Agreement” or this “Account Agreement”), dated as of September 25, 2006, among (i) BFE Operating Company, LLC, a limited liability company organized and existing under the Laws of the State of Delaware (“Opco”), Buffalo Lake Energy, LLC, a limited liability company organized and existing under the Laws of the State of Delaware (“Buffalo Lake”), Pioneer Trail Energy, LLC, a limited liability company organized and existing under the Laws of the State of Delaware (“Pioneer Trail” and, together with Opco and “Buffalo Lake”, the “Borrowers”), (ii) Opco, as Borrowers’ Agent, as provided in the Credit Agreement (as defined below) (iii) Deutsche Bank Trust Company Americas, in its capacity as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and (iv) Deutsche Bank Trust Company Americas, in its capacity as depositary agent and as securities intermediary (together with its successors and permitted assigns in such capacity, the “Depositary Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, various financial institutions named therein from time to time as Lenders, Deutsche Bank Trust Company Americas, as Collateral Agent, and BNP Paribas, as Administrative Agent and Arranger, have entered into a Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the parties to the Credit Agreement have set forth certain of their respective rights and obligations in respect of the financing of the Project pursuant to the Financing Documents, including (i) the conditions precedent to each Loan and (ii) certain representations, warranties, covenants, events of default, remedies and other terms and conditions with respect to the financing of the Project pursuant to the Financing Documents;

WHEREAS, pursuant to the Credit Agreement, the Collateral Agent has been appointed as collateral agent with the authority to act on behalf of the Secured Parties with respect to the Collateral, including, without limitation, the Accounts established pursuant to this Account Agreement;

WHEREAS, the parties hereto have agreed to enter into this Account Agreement in order to establish the Accounts and to set forth their respective rights and obligations in respect of the Project Revenues and the Accounts; and

WHEREAS, the Borrowers and the Collateral Agent desire to appoint the Depositary Agent as depositary agent and securities intermediary to hold, invest and administer monies deposited into the Accounts pursuant to this Account Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Capitalized Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to that term in Appendix A to the Credit Agreement.

Section 1.2 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A to the Credit Agreement shall apply to this Account Agreement.

Section 1.3 Joint and Several Obligations.

(a) Subject to Section 1.3(b), the Obligations of each Borrower under this Agreement and each other Financing Document to which any Borrower is a party shall constitute the joint and several obligations of all Borrowers, and references to any Borrower or to the Borrowers in this Agreement and such other Financing Documents shall mean and include all Borrowers or, where the context permits, any of the Borrowers. All representations, warranties, undertakings, agreements and obligations of each Borrower expressed or implied in this Agreement or any other Financing Document shall, unless the context requires otherwise, be deemed to be made, given or assumed by the Borrowers jointly and severally.

(b) Each of the Borrowers hereby confirms that it is the intention of all such Persons that this Agreement and the other Financing Documents and the Obligations of each Borrower hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law, to the extent applicable to this Agreement or such other Financing Documents and the Obligations of each Borrower hereunder and thereunder. To effectuate the foregoing intention, the Borrowers hereby irrevocably agree that the Obligations of each Borrower at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower not constituting a fraudulent transfer or conveyance.

ARTICLE II.

APPOINTMENT OF DEPOSITARY AGENT; ESTABLISHMENT OF ACCOUNTS

Section 2.1 Appointment of Depositary Agent. (a) Deutsche Bank Trust Company Americas hereby agrees to act as Depositary Agent and as “securities intermediary” (as defined in Section 8.5) hereunder and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary Agent pursuant to the terms of this Account Agreement. The Depositary Agent shall maintain the Accounts during the term of this Account Agreement and shall treat the cash, instruments and securities in the Accounts as monies, instruments and securities pledged by each Borrower to the Collateral Agent for the benefit of the Secured Parties to be held in the custody of the Depositary Agent, as agent for the Collateral Agent (on behalf of the Secured Parties), in accordance with the provisions of this

Account Agreement and the UCC. In performing its functions and duties under this Account Agreement, the Depositary Agent shall act solely as agent for the Collateral Agent (on behalf of the Secured Parties) and, except in such capacity, does not assume and shall not be deemed to have assumed any relationship of agency or trust with or for the Borrower.

(b) The Borrowers shall not exercise any rights against or in respect of monies held in the Accounts, as third party beneficiary or otherwise, except that the Borrowers’ Agent shall have the right to make requisitions of monies held in the Accounts and to direct the investment of monies held in the Accounts, in each case in accordance with the terms of this Account Agreement.

Section 2.2 Establishment of Accounts and Sub-Accounts. (a) The Borrowers hereby establish with the Depositary Agent the following accounts, each of which shall be a non-interest bearing, special, segregated and irrevocable securities account which shall be maintained by the Depositary Agent at all times until the termination of this Account Agreement (each, an “Account” and, collectively, the “Accounts”):

(i) Buffalo Lake Construction Account;

(ii) Pioneer Trail Construction Account;

(iii) Opco Equity Contribution Account;

(iv) Project Revenues Collection Account;

(v) Operating Account;

(vi) Maintenance Capital Expense Account;

(vii) Debt Service and Related Payments Account;

(viii) Debt Service Reserve Account;

(ix) ECF Sweep Account;

(x) Tax Distributions Account;

(xi) Hedging Reserve Account;

(xii) Prepayment Holding Account;

(xiii) VEETC Holding Account;

(xiv) Distribution Account;

(xv) Loss Proceeds Account;

(xvi) Cargill Loss Proceeds Account; and

(xvii) Project Document Claims Account.

The account numbers of the Accounts established hereunder on the date hereof are set forth on Schedule I hereto.

(b) Certain additional accounts related to the Accounts shall be established and created from time to time in accordance with this Account Agreement or at the direction of the Collateral Agent and, for ease of administration, the Depositary Agent may, with the consent of the Collateral Agent and upon notice to the Borrowers, establish and create other accounts related to the Accounts (and each Borrower hereby consents to such establishment and creation). In the event that, in accordance with this Account Agreement, the Depositary Agent is required to segregate certain monies in an Account from any other amounts on deposit in such Account pending application in accordance with this Account Agreement, the Depositary Agent shall either (i) hold such monies in such Account for use solely for such application or (ii) if requested by the Collateral Agent, create a separate account for such purpose. Any account established in accordance with this Section 2.2(b) shall hereinafter be referred to as a “Sub-Account”.

(c) Each of the Accounts shall be in the name of the Collateral Agent as Secured Party. All amounts from time to time held in each Account shall be held (i) subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, and (ii) in the custody of the Depositary Agent for the purposes and on the terms set forth in this Account Agreement. All such amounts shall constitute a part of the Collateral and shall not constitute payment of any Obligation of the Borrowers until applied for such purpose as hereinafter provided.

(d) Opco has established and shall maintain a demand deposit account at Wells Fargo Bank, National Association (the “Opco Local Bank”) Account No.: 4121405161, ABA No.: 121000248, called the Opco Payment Account, into which funds shall be transferred from the Operating Account as hereinafter provided (the “Opco Payment Account”). The Opco Payment Account shall at all times remain subject to a Deposit Account Control Agreement in the form attached hereto as Exhibit D, it being understood that if at any time such Deposit Account Control Agreement shall cease to be in full force and effect, all monies at the time on deposit in the Opco Payment Account shall be transferred into the Operating Account.

(e) Buffalo Lake has established and shall maintain a demand deposit account at Wells Fargo Bank, National Association (the “Buffalo Lake Local Bank”) Account No.: 4121405187, ABA No.: 121000248, called the Buffalo Lake Payment Account, into which funds shall be transferred from the Operating Account as hereinafter provided (the “Buffalo Lake Payment Account”). The Buffalo Lake Payment Account shall at all times remain subject to a Deposit Account Control Agreement in the form attached hereto as Exhibit D, it being understood that if at any time such Deposit Account Control Agreement shall cease to be in full force and effect, all monies at the time on deposit in the Buffalo Lake Payment Account shall be transferred into the Operating Account.

(f) Pioneer Trail has established and shall maintain a demand deposit account at Wells Fargo Bank, National Association (the “Pioneer Trail Local Bank”) Account No.: 4121405179, ABA No.: 121000248, called the Pioneer Trail Payment Account, into which funds shall be transferred from the Operating Account as hereinafter provided (the “Pioneer Trail

Payment Account”, together with the Opco Payment Account and Buffalo Lake Payment Account, the “Payment Accounts”). The Pioneer Trail Payment Account shall at all times remain subject to a Deposit Account Control Agreement in the form attached hereto as Exhibit D, it being understood that if at any time such Deposit Account Control Agreement shall cease to be in full force and effect, all monies at the time on deposit in the Pioneer Trail Payment Account shall be transferred into the Operating Account.

Section 2.3 Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations, each Borrower hereby pledges, assigns, hypothecates, transfers and grants to the Collateral Agent for the benefit of the Secured Parties and hereby grants to the Collateral Agent a first-priority Lien on and security interest in and to, all of its right, title and interest in and to (a) each Account and Sub-Account and the respective Payment Account, (b) all cash, instruments, investment property and other financial assets at any time on deposit in or credited to any Account or Sub-Account or to the Payment Accounts, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any Property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all “security entitlements” (as defined in Section 8.5 hereof) of the Borrowers in any and all of the foregoing (collectively, the “Account Agreement Collateral”). The Depositary Agent is acting as the agent of the Collateral Agent, for the benefit of the Secured Parties, for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of the Collateral Agent for the benefit of the Secured Parties in and to the Accounts and the Sub-Accounts and the other Account Agreement Collateral; provided, that the Depositary Agent shall not be responsible to take any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of the Collateral Agent (acting on the instruction of the Administrative Agent), on behalf of the Secured Parties, complying in all respects with this Account Agreement. Each of the Accounts and the Sub-Accounts shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Depositary Agent, as agent for the Collateral Agent, for the benefit of the Secured Parties. This Account Agreement constitutes a “security agreement” as defined in Article 9 of the Uniform Commercial Code as adopted in the State of New York (as amended from time to time, the “UCC”).

Section 2.4 Control. Each Borrower hereby irrevocably directs, and the Depositary Agent (in its capacity as “securities intermediary”) hereby agrees, that the Depositary Agent will comply with all instructions and orders (including entitlement orders) regarding each Account and each Sub-Account originated by the Collateral Agent without the further consent of the Borrowers or any other Person. In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by any other Person other than a court of competent jurisdiction, the instruction or order originated by the Collateral Agent shall prevail.

ARTICLE III.

DEPOSITS INTO ACCOUNTS.

Section 3.1 Buffalo Lake Construction Account. The following amounts shall be deposited into the Buffalo Lake Construction Account from time to time directly, or if received by the Borrowers or the Collateral Agent, as soon as practicable upon receipt:

(a) the proceeds of all Buffalo Lake Construction Loans;

(b) all proceeds of the Excess Construction Loan Commitment relating to the Pioneer Trail Construction Loan Commitment to be applied to Buffalo Lake Project Costs;

(c) all proceeds of the Buffalo Lake Payment and Performance Bond provided pursuant to the Buffalo Lake EPC Contract, Delay Liquidated Damages or delayed start up insurance, which shall be deposited in a Sub-Account within the Buffalo Lake Construction Account created for such purpose);

(d) all amounts required to be deposited into the Buffalo Lake Construction Account pursuant to Section 4.2(a)(iii); and

(e) all Equity Contributions made to Buffalo Lake prior to the Conversion Date.

Section 3.2 Pioneer Trail Construction Account. The following amounts shall be deposited into the Pioneer Trail Construction Accounts from time to time directly, or if received by the Borrowers or the Collateral Agent, as soon as practicable upon receipt:

(a) the proceeds of all Pioneer Trail Construction Loans;

(b) all proceeds of the Excess Construction Loan Commitment relating to the Buffalo Lake Construction Loan Commitment to be applied to Pioneer Trail Project Costs;

(c) all proceeds of the Pioneer Trail Payment and Performance Bond provided pursuant to the Pioneer Trail EPC Contract, Delay Liquidated Damages or delayed start up insurance, which shall be deposited in a Sub-Account within the Pioneer Trail Construction Account created for such purpose);

(d) all amounts required to be deposited into the Pioneer Trail Construction Account pursuant to Section 4.2(a)(iii); and

(e) all Equity Contributions made to Pioneer Trail prior to the Conversion Date.

Section 3.3 Opco Equity Contribution Account. On or prior to the Closing Date, the Borrowers shall cause an amount equal to the amount specified to be deposited into the Opco

Equity Contribution Account pursuant to Section 3.1(c) of the Credit Agreement to be deposited into the Opco Equity Contribution Account.

Section 3.4 Project Revenues Collection Account. The following amounts shall be deposited into the Project Revenues Collection Account from time to time directly, or if received by the Borrowers or the Collateral Agent, as soon as practicable upon receipt:

(a) all Project Revenues, other than Delay Liquidated Damages or delayed start up insurance proceeds to be deposited into the Construction Accounts as provided in Sections 3.1 and 3.2;

(b) all proceeds from Dispositions as permitted by the Credit Agreement, but only to the extent such proceeds are not required to be deposited into the Debt Service and Related Payments Account in accordance with Section 3.9 below;

(c) net amounts receivable by or on behalf of any Borrower under any Hedging Agreements other than the Required Hedging Agreements;

(d) except as otherwise provided in this Article III, all other income (howsoever earned), revenue (howsoever generated) and proceeds of any nature whatsoever received by or on behalf of any Borrower;

(e) except as set forth in Section 3.7 below or except as otherwise provided in the Credit Agreement, the proceeds of all Working Capital Loans borrowed by or on behalf of any Borrower; and

(f) all other amounts remitted to the Depositary Agent for deposit in the Project Revenues Collection Account by any other Secured Party under any of the Financing Documents.

Section 3.5 Debt Service and Related Payments Account. All amounts paid to the Borrowers pursuant to the Required Hedging Agreements shall be deposited in the Debt Service and Related Payments Account for application in accordance with Section 4.4.

Section 3.6 Loss Proceeds Account. All Loss Proceeds (other than any Loss Proceeds from an Event of Loss relating to the Property that is the subject of a Grain Facility Lease) shall be deposited in the Loss Proceeds Account for application in accordance with Section 4.13.

Section 3.7 Hedging Reserve Account. All Working Capital Loans drawn for the purpose of paying margin calls pursuant to the Hedging Agreements entered into in accordance with the Risk Management Policy shall be: (i) deposited in the Hedging Reserve Account for application in accordance with Section 4.11; or (ii) transferred directly to the Margin Account in relation to such Hedging Agreements; or (iii) with prior written notice to the Administrative Agent, paid directly to the hedging counterparties provided that such payments are permitted under the Risk Management Policy and under Section 5.31 of the Credit Agreement, as the case may be.

Section 3.8 Project Document Claims Account. All amounts received in respect of any Project Document Claim shall be deposited in the Project Document Claims Account for application in accordance with Section 4.14.

Section 3.9 Disposition Proceeds. All proceeds from Dispositions, to the extent such proceeds are required to be applied to prepay the outstanding Loans pursuant to Section 6.3(c) of the Credit Agreement, shall be deposited directly into the Debt Service and Related Payments Account and applied to such prepayment.

Section 3.10 Payment Instructions. Each Borrower hereby represents and warrants that it has irrevocably authorized and instructed the EPC Contractor, the Operator and Cargill, and no later than the Closing Date in respect of all other Project Participants and upon entry into any Additional Project Document, each Borrower shall irrevocably authorize and instruct each such other Project Participant and each Project Participant party to such Additional Project Document from whom amounts described in this Article III may be received, to pay such amounts directly to the Depositary Agent for deposit in the relevant Account as specified in this Article III. If, notwithstanding the foregoing, any Borrower receives any such amount, it shall hold such amount in trust for and on behalf of the Collateral Agent, segregated from its other funds, and shall immediately deliver such amount in the exact form received, with any necessary endorsements and adequately identified as to its origin, to the Depositary Agent for deposit in the relevant Account specified in this Article III in accordance with this Account Agreement.

Section 3.11 Inadequately Identified Amounts. In the event that the Collateral Agent receives any amount which is inadequately or incorrectly identified as to the Account into which such amount is to be credited, the Collateral Agent shall notify the Administrative Agent of such event and shall request instructions as to the Account into which such amount should be credited. The Collateral Agent shall credit such amount to the Project Revenues Collection Account and segregate and hold such amount in such Account until such time as the Collateral Agent receives instructions from the Administrative Agent stating that such amount should be credited to another Account in accordance with this Agreement, in which case the Collateral Agent shall credit such amount to the Account designated by the Administrative Agent.

ARTICLE IV.

TRANSFERS FROM ACCOUNTS

Section 4.1 Construction Accounts. (a) Except as otherwise provided in this Account Agreement, amounts held in the Buffalo Lake Construction Account shall be applied solely for the payment of Buffalo Lake Project Costs due and payable on any Requisition Date in accordance with the disbursement procedures hereinafter described in this Section 4.1.

(b) Except as otherwise provided in Section 4.1(i) hereof, as a condition precedent to any withdrawal and transfer from the Buffalo Lake Construction Account on any Requisition Date, there shall be delivered to the Depositary Agent (with a copy to the Administrative Agent) no less than three Business Days prior to such Requisition Date a Buffalo Lake Construction Requisition signed by an Authorized Officer of the Borrowers’ Agent in respect of such Requisition Date, together with a copy of an Independent Engineer’s certificate in the form attached as Exhibit D-2 to the Credit Agreement, in each case containing no exceptions or qualifications which are reasonably unsatisfactory to the Administrative Agent.

(c) On each Requisition Date, following receipt of the documentation described in Section 4.1(b) and so long as the Depositary Agent shall not have received prior to such Requisition Date a written objection from the Administrative Agent stating that a Default or an Event of Default has occurred and is continuing, or that the conditions set forth in Section 3.3 of the Credit Agreement have not been satisfied as of such date, or that such documentation contains exceptions or qualifications which are reasonably unsatisfactory to the Administrative Agent, the Depositary Agent shall make payments in accordance with the related Buffalo Lake Construction Requisition by transferring monies from the Buffalo Lake Construction Account directly to the payees of such Buffalo Lake Project Costs as are set forth in such Construction Requisition, which Project Costs shall include, for the avoidance of doubt, drawdown fees and interest on the Mezzanine Debt due and payable prior to the Conversion Date to the extent permitted under Section 5.16(b) of the Credit Agreement.

(d) The proceeds of any payment prior to the Conversion Date in respect of any proceeds of the Buffalo Lake Payment and Performance Bond provided pursuant to the Buffalo Lake EPC Contract, Delay Liquidated Damages or delayed startup insurance shall be deposited into a Sub-Account related to the Buffalo Lake Construction Account in accordance with Section 3.1(c) hereof and applied solely to the payment of Buffalo Lake Project Costs consisting of interest and fees on the Buffalo Lake Construction Loans and Buffalo Lake Operation and Maintenance Expenses (to the extent not already paid pursuant to Section 4.2(a)(i)), in each case due or accrued on or prior to the Conversion Date, in accordance with the disbursement procedure described in Section 4.1(c) hereof.

(e) Except as otherwise provided in this Account Agreement, amounts held in the Pioneer Trail Construction Account shall be applied solely for the payment of Pioneer Trail Project Costs due and payable on any Requisition Date in accordance with the disbursement procedures hereinafter described in this Section 4.1.

(f) Except as otherwise provided in Section 4.1(i) hereof, as a condition precedent to any withdrawal and transfer from the Pioneer Trail Construction Account on any Requisition Date, there shall be delivered to the Depositary Agent (with a copy to the Administrative Agent) no less than three Business Days prior to such Requisition Date a Pioneer Trail Construction Requisition signed by an Authorized Officer of the Borrowers’ Agent in respect of such Requisition Date, together with a copy of an Independent Engineer’s certificate in the form attached as Exhibit D-2 to the Credit Agreement, in each case containing no exceptions or qualifications which are reasonably unsatisfactory to the Administrative Agent.

(g) On each Requisition Date, following receipt of the documentation described in Section 4.1(f) and so long as the Depositary Agent shall not have received prior to such Requisition Date a written objection from the Administrative Agent stating that a Default or an Event of Default has occurred and is continuing, or that the conditions set forth in Section 3.3 of the Credit Agreement have not been satisfied as of such date, or that such documentation contains exceptions or qualifications which are reasonably unsatisfactory to the Administrative Agent, the Depositary Agent shall make payments in accordance with the related Pioneer Trail Construction Requisition by transferring monies from the Pioneer Trail

Construction Account directly to the payees of such Project Costs as set forth in such Construction Requisition, which Project Costs shall include, for the avoidance of doubt, drawdown fees and interest on the Mezzanine Debt due and payable prior to the Conversion Date to the extent permitted under Section 5.16(b) of the Credit Agreement.

(h) The proceeds of any payment prior to the Conversion Date in respect of any proceeds of the Pioneer Trail Payment and Performance Bond provided pursuant to the Pioneer Trail EPC Contract, Delay Liquidated Damages or delayed startup insurance shall be deposited into a Sub-Account related to the Pioneer Trail Construction Account in accordance with Section 3.2(c) hereof and applied solely to the payment of Pioneer Trail Project Costs consisting of interest and fees on the Pioneer Trail Construction Loans and Pioneer Trail Operation and Maintenance Expenses (to the extent not already paid pursuant to Section 4.2(a)(i)), in each case due or accrued on or prior to the Conversion Date, in accordance with the disbursement procedure described in Section 4.1(g) hereof.

(i) The Borrowers’ Agent shall, through delivery of an Officer’s Certificate no less than five Business Days prior to the Conversion Date to the Depositary Agent (with a copy to the Administrative Agent) notify the Depositary Agent of the anticipated Conversion Date. The Depositary Agent shall deem such anticipated Conversion Date to be the Conversion Date for purposes of this Account Agreement unless otherwise notified in writing by the Administrative Agent prior to such date. On the Conversion Date, after giving effect to any disbursements being made on the Conversion Date in accordance with this Section 4.1, the Depositary Agent shall take the following actions in respect of the amounts on deposit in the Construction Accounts in the following order and as set forth in an Officer’s Certificate from the Borrowers’ Agent:

(i) First, identify (A) from the remaining funds within the Buffalo Lake Construction Account the amount to remain in the Buffalo Lake Construction Account, as set forth in such Officer’s Certificate (concurred with in writing by an Authorized Officer of the Independent Engineer) for the payment of remaining Buffalo Lake Project Costs (if any) and to provide for reasonable contingency expenses (the “Buffalo Lake Punch List Amount”) and (B) from the remaining funds within the Pioneer Trail Construction Account the amount to remain in the Pioneer Trail Construction Account, as set forth in such Officer’s Certificate (concurred with in writing by an Authorized Officer of the Independent Engineer) for the payment of remaining Pioneer Trail Project Costs (if any) and to provide for reasonable contingency expenses (the “Pioneer Trail Punch List Amount”);

(ii) Second, transfer into the Debt Service Reserve Account (but subject to the provisions of Article V) an amount equal to fifty percent (50%) of the Required Debt Service Reserve Amount;

(iii) Third, transfer into the Hedging Reserve Account and the Cargill Loss Proceeds Account any amounts then required to be deposited into such Accounts;

(iv) Fourth, transfer into the Debt Service Reserve Account an amount such that the amounts on deposit in the Debt Service Reserve Account are equal to the Required Debt Service Reserve Amount;

(v) Fifth, pay to the Borrowers the Mortgage Registry Tax Refund, if any;

(vi) Sixth, pay to BFE Holdings as repayment to, or reimbursement of, BFE Holdings of the Equity Contributions made by or on behalf of BFE Holdings in an amount equal to forty-percent (40%) of any Construction Loan Commitments outstanding on the Conversion Date which remain outstanding after any disbursements made in order to give effect to the transfers described in priorities first through fifth above; and

(vii) Seventh, transfer the remaining funds (other than the funds identified in priority first above) in the Construction Accounts to the Project Revenues Collection Account.

Section 4.2 Project Revenues Collection Account.

(a) On each Monthly Transfer Date, the Depositary Agent shall make withdrawals and transfers of monies to the extent then available in the Project Revenues Collection Account (except as otherwise set forth in this Account Agreement) in accordance with an Officer’s Certificate in the form attached hereto as Exhibit A to be received by the Depositary Agent (with a copy to the Administrative Agent) at least three Business Days prior to such Monthly Transfer Date setting forth the amounts to be withdrawn, transferred or segregated pursuant to this Section 4.2 and the Persons to whom and the dates on which amounts withdrawn are to be paid and the address or wire transfer instructions required for such payments (with respect to each Monthly Transfer Date, the “Transfer Date Certificate”) in the following order of priority (so long as the Depositary Agent shall not have received prior to such Monthly Transfer Date a written objection from the Administrative Agent with respect to such Transfer Date Certificate stating that such Transfer Date Certificate does not comply with this Account Agreement or any other Financing Document):

(i) First: The Depositary Agent shall transfer from the monies in the Project Revenues Collection Account to the Operating Account the amount set forth in the Transfer Date Certificate and certified therein to be the Borrowers’ good faith estimate of the amounts payable for Operation and Maintenance Expenses with respect to each Plant that has achieved its Commercial Operation Date during the Monthly Period commencing on such Monthly Transfer Date, provided that the amount set forth in such Transfer Date Certificate shall not exceed the amount permitted to be expended for Operation and Maintenance Expenses with respect to such Plant pursuant to the Credit Agreement;

(ii) Second, after making the transfer specified in clause (i) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Maintenance Capital Expenses Account, in the amount set forth in the Transfer Date Certificate and certified therein to be the amount necessary to pay Maintenance Capital Expenses that are or will become due and payable during the immediately succeeding calendar month in accordance with the Operating Budget for the

Project and for which insufficient funds are available for payment thereof in the Maintenance Capital Expense Account, provided that the amount set forth in such Transfer Date Certificate shall not exceed the amount permitted to be expended for Maintenance Capital Expenses with respect to such Plant pursuant to the Credit Agreement;

(iii) Third: after making the transfers specified in clauses (i) and (ii) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the relevant Construction Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount permitted to be so transferred under Section 5.21(g) of the Credit Agreement and necessary to pay Project Costs due and owing during the immediately succeeding calendar month;

(iv) Fourth: After making the transfers specified in clauses (i) through (iii) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Debt Service and Related Payments Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount necessary to make the funds on deposit in the Debt Service and Related Payments Account (and allocated for such purposes) equal to the sum (without duplication) of the following amounts (in the order of priority set forth below and pro rata within each sub-clause set forth below):

(A) the amount of accrued interest in respect of the Working Capital Loans and accrued Commitment Fees in respect of the Unutilized Commitment in respect of the Working Capital Loan Commitment;

(B) (1) the amount at the time due or accrued, or to become due or to accrue during the Monthly Period commencing on such Monthly Transfer Date, in respect of interest on the Loans (other than the Working Capital Loans) pursuant to the Financing Documents; provided, however, that to the extent that any floating interest rate necessary to compute such amount is not ascertainable on any date of determination, then for purposes of computing such amount, such interest shall be deemed to accrue at the Assumed Interest Rate as of such date; and (2) the amount at the time due or accrued, or to become due or to accrue during the Monthly Period commencing on the Monthly Transfer Date, in respect of interest under any Required Hedging Agreements;

(C) the amount at the time due or accrued, or to become due or to accrue during the Monthly Period commencing on such Monthly Transfer Date, in respect of the fees payable with respect to the Obligations;

(D) the outstanding principal in respect of the Working Capital Loans;

(E) (1) an amount equal to the product of (I) one-third times the number of months elapsed since the preceding Principal Payment Date (or, in the event that no Principal Payment Date has yet occurred, the number of months elapsed since the Quarterly Date occurring prior to the first Principal Payment

Date) (including the month in which such Monthly Transfer Date occurs) times (II) the aggregate principal amount to become due on the next succeeding Principal Payment Date with respect to the Loans; and (2) the amount of any termination payments under any Required Hedging Agreement due and payable at any time during the Monthly Period commencing on such Monthly Transfer Date; and

(F) any other amount (to the extent not covered by any other clause of this Section 4.2(a)(iv)) at the time due or to become due during the Monthly Period commencing on such Monthly Transfer Date in respect of the Obligations;

(v) Fifth: After making the transfers specified in clauses (i) through (iv) above, but subject to the provisions of Article V, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Debt Service Reserve Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount equal to the excess, if any, of (A) the Required Debt Service Reserve Amount as of such Monthly Transfer Date over (B) the sum of (x) the amount then on deposit in the Debt Service Reserve Account and (y) the undrawn amount then available under any outstanding DSRA Letter(s) of Credit on such date, after giving effect to any withdrawals from the Debt Service Reserve Account to be made on such Monthly Transfer Date;

(vi) Sixth: After making the transfers specified in clauses (i) through (v) above, in the event that an Event of Loss has occurred that relates to any Property which is the subject of a Grain Facility Lease, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Cargill Loss Proceeds Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount equal to the excess if any of (A) the amount which in the opinion of the Independent Engineer is sufficient to Restore such Property over (B) the Loss Proceeds which relate to such Event of Loss affecting such Property that are then on deposit in the relevant Escrow Account described in the Escrow Agreement after giving effect to any withdrawals from the Cargill Loss Proceeds Accounts to be made on such Monthly Transfer Date.

(vii) Seventh: After making the transfers specified in clauses (i) through (vi) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the ECF Sweep Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount equal to the sum of (x) forty percent (40%) of the monies remaining in the Project Revenues Collection Account (which percentage shall increase to seventy-five percent (75%) of such monies if the Depositary Agent shall have received written notice from the Administrative Agent, the Collateral Agent or any Borrower that a VEETC Event shall have occurred and be continuing) plus (y) the amount set forth in the Transfer Date Certificate and certified to be the additional amount which, upon application of such additional amount on the next Principal Payment Date to the prepayment of the Loans (other than the Working Capital Loans) pursuant to Section 4.8 of this Agreement and Section 6.3(d) of the Credit Agreement, will cause the then outstanding principal amount of the Loans to be equal to the Target Balance Amount for such Principal Payment Date; provided, however, that if the most recent Financial Covenants Statement shall indicate that the Historical Debt Service Coverage Ratio for the period most recently ended prior to the Monthly Transfer Date shall be less than 1.50:1.00, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the ECF Sweep Account the entire balance remaining on deposit in the Project Revenues Collection Account;

(viii) Eighth: After making the transfers specified in clauses (i) through (vii) above, commencing on the first Quarterly Date after the Conversion Date, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Tax Distributions Account the amount set forth in the Transfer Date Certificate and certified therein to be the amount necessary to make the funds on deposit in the Tax Distributions Account equal to the product of (A) one-third times the number of months elapsed since the preceding Quarterly Date, times (B) the Tax Distribution for the preceding Quarterly Period;

(ix) Ninth: After making the transfers specified in clauses (i) through (viii) above, commencing on the first Monthly Transfer Date after the Depositary Agent shall have received written notice from the Administrative Agent, the Collateral Agent or any Borrower that a VEETC Event shall have occurred and be continuing, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the VEETC Holding Account the entire balance remaining on deposit in the Project Revenues Collection Account;

(x) Tenth: After making the transfers specified in clauses (i) through (ix) above, if the most recent Financial Covenants Statement shall indicate that (A) the Historical Debt Service Coverage Ratio for the period most recently ended prior to the Monthly Transfer Date is greater than or equal to 1.50:1.00 and (B) the Prospective Debt Service Coverage Ratio for such period is less than 1.50:1.00, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Prepayment Holding Account the entire balance remaining on deposit in the Project Revenues Collection Account;

(xi) Eleventh: After making the transfers specified in clauses (i) through (x) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account, if any, to the Hedging Reserve Account the amount set forth in the Transfer Date Certificate as specified by the Borrower’s Agent as the amount required to be deposited into the Hedging Reserve Account pursuant to the Risk Management Policy; and

(xii) Twelfth: After making the transfers specified in clauses (i) through (xi) above, the Depositary Agent shall transfer from the monies remaining in the Project Revenues Collection Account to the Distribution Account the entire balance remaining on deposit in the Project Revenues Collection Account.

(b) If, on any Monthly Transfer Date, the amount available in the Project Revenues Collection Account is insufficient to make the deposits to the Debt Service and

Related Payments Account specified in Section 4.2(a)(iii), or if on any date, the amount available in the Debt Service and Related Payments Account is insufficient to pay the amounts specified in Section 4.4 hereof which are then due (after giving effect to the prescribed order of priority within the Debt Service and Related Payments Account and after giving effect to any transfers required to be made on such date pursuant to Sections 4.9, 4.10 and 4.12 below), the Depositary Agent, without further direction from any Borrower, shall withdraw the amount of such deficiency from the following Accounts in the following order of priority and deposit such amount into the Debt Service and Related Payments Account for application in accordance with this Account Agreement: first, the Distribution Account, second, the Prepayment Holding Account; third, the VEETC Holding Account, fourth, the Tax Distributions Account, fifth, the ECF Sweep Account, sixth, the Debt Service Reserve Account, and seventh, the Hedging Reserve Account.

(c) If, on any Monthly Transfer Date, the amount available in the Project Revenues Collection Account is insufficient to make the deposits to the Operating Account specified in Section 4.2(a)(i), or if on any date, the amounts available in the Operating Account and the Payment Accounts are insufficient to pay the Operation and Maintenance Expenses specified in Section 4.3 hereof which are then due (after giving effect to any transfers required to be made on such date pursuant to Section 4.12 below), the Depositary Agent, upon the written instructions of the Borrowers’ Agent (and with a copy to the Administrative Agent and the Collateral Agent), shall withdraw the amount of such deficiency from the following Accounts in the following order of priority and deposit such amount into the Operating Account for application to such Operation and Maintenance Expenses in accordance with this Account Agreement: first, the Distribution Account, second, the VEETC Holding Account, third, the Tax Distribution Account, and fourth, the Hedging Reserve Account; provided, that the amounts transferred from any of the VEECT Holding Account, the Tax Distribution Account and the Hedging Reserve Account pursuant to this Section 4.2(c) shall not exceed $2,500,000 in the aggregate at any time prior to the Loan Termination Date.

(d) The Depositary Agent shall transfer from the Project Revenues Collection Account to the Debt Service and Related Payments Account, an amount equal to the principal amount of Working Capital Loans which the Borrower may have elected to repay on such date by written notice to the Administrative Agent and the Depositary Agent. If a notice pursuant to this Section 4.2(d) is delivered at or prior to 12:00 noon, New York time, on a Business Day, the Depositary Agent shall make such payment on the same Business Day and if such a notice is delivered after 12:00 noon, New York time, the Depositary Agent shall make such payment than no later than 12:00 noon, New York time, on the next Business Day.

Section 4.3 Operating Account; Payment Accounts. (a) Except as otherwise provided in this Account Agreement, all funds from time to time on deposit in the Operating Account shall be withdrawn and transferred to the applicable Payment Account as provided in the relevant Transfer Date Certificate.

(b) All funds from time to time on deposit in each Payment Account shall be available to the Borrower at any time to be applied as determined by the Borrower solely for the payment of Operation and Maintenance Expenses when due.

Section 4.4 Debt Service and Related Payments Account. (a) On any date on which any principal of or interest on any of the Loans or any other amount in respect of the Obligations is due and payable, as set forth in the most recent Transfer Date Certificate or in any written notice to the Depositary Agent from the Administrative Agent, the Depositary Agent shall withdraw such amount from the monies on deposit in the Debt Service and Related Payments Account (and allocated for such purpose) and remit such monies to the Persons entitled thereto (ratably to the extent sufficient funds are not available in such Account) in accordance with such Transfer Date Certificate or such written notice.

(b) On the date on which any amounts are transferred from the Project Revenues Collection Account to the Debt Service and Related Payments Account pursuant to Section 4.2(d), the Depositary Agent shall withdraw such amount from the monies on deposit in the Debt Service and Related Payments Account and remit such monies to the Administrative Agent.

Section 4.5 Debt Service Reserve Account. (a) Monies on deposit in the Debt Service Reserve Account shall be applied as provided in Section 4.2(b) hereof.

(b) In the event that on any Monthly Transfer Date the aggregate amount of monies in the Debt Service Reserve Account plus the undrawn amount then available under any outstanding DSRA Letter(s) of Credit on such date, exceeds the amount required by this Account Agreement to be on deposit therein as indicated in the relevant Transfer Date Certificate, then prior to making the transfers pursuant to Section 4.3 on such Monthly Transfer Date, the Depositary Agent shall transfer such excess monies from the Debt Service Reserve Account to the Project Revenues Collection Account.

Section 4.6 Maintenance Capital Expense Account.

(a) Except as otherwise provided in this Account Agreement, all funds from time to time on deposit in the Maintenance Capital Expense Account shall be withdrawn and transferred to the applicable Payment Account as provided in the relevant Transfer Date Certificate.

(b) All funds from time to time on deposit in each Payment Account shall be available to the Borrower at any time to be applied as determined by the Borrower solely for the payment of Maintenance Capital Expenses when due.

Section 4.7 Tax Distribution Account. On any Monthly Transfer Date which is also a Quarterly Distribution Date, the Depositary Agent, without any further direction from the Borrower, but after making any transfers required under Section 4.2(c), shall withdraw the monies on deposit in the Tax Distribution Account and transfer such monies to the Members in accordance with the Transfer Date Certificate and Section 5.16 of the Credit Agreement.

Section 4.8 ECF Sweep Account. On each Principal Payment Date (or on the date on which any transfer is made to the ECF Sweep Account pursuant to Section 4.9(b)(ii) or 4.10(b)(ii)), the Depositary Agent, without any further direction from the Borrower, shall withdraw the monies on deposit in the ECF Sweep Account and remit such monies to the

Administrative Agent for distribution to the Lenders entitled thereto and application to the prepayment of the Loans in accordance with Section 6.3(d) of the Credit Agreement.

Section 4.9 Prepayment Holding Account. (a) If, on any Monthly Transfer Date, the amount available in the Project Revenues Collection Account is insufficient to make all of the deposits required by clause (iv) of Section 4.2(a), then, after giving effect to any deposit into the Project Revenues Collection Account required by Section 4.10 and 4.12 below, the Depositary Agent, without further direction from the Borrower, shall withdraw the amount of such deficiency from the Prepayment Holding Account and deposit such amount into the Project Revenues Collection Account for application on such date in accordance with Section 4.2(a)(iv).

(b) On any Principal Payment Date on which funds are on deposit in the Prepayment Holding Account, after giving effect to any transfers required by Section 4.9(a), such funds in the Prepayment Holding Account shall be applied upon receipt of written instructions from the Borrowers’ Agent or the Administrative Agent in accordance with the following:

(i) If the most recent Financial Covenants Statement (which statement and the supporting data thereto shall be subject to review and confirmation by the Administrative Agent) shall indicate that (A) the Historical Debt Service Coverage Ratio for the period most recently ended prior to such Principal Payment Date is greater than or equal to 1.50:1.00 and (B) the Prospective Debt Service Coverage Ratio for such period is greater than or equal to 1.50:1.00, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer the entire remaining balance on deposit in the Prepayment Holding Account to the Distribution Account the entire balance remaining on deposit in the Prepayment Holding Account; and

(ii) If the most recent Financial Covenants Statement (which statement and the supporting data thereto shall be subject to review and confirmation by the Administrative Agent) shall indicate that the Historical Debt Service Coverage Ratio for the period most recently ended prior to such Principal Payment Date is less than 1.50:1.00, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer the entire remaining balance on deposit in the Prepayment Holding Account to the ECF Sweep Account for application as a prepayment of the Loans in accordance with the Credit Agreement.

Section 4.10 VEETC Holding Account. (a) If, on any Monthly Transfer Date, the amount available in the Project Revenues Collection Account is insufficient to make all of the deposits required by clauses (iv) of Section 4.2(a), then, after giving effect to any deposit into the Project Revenues Collection Account required by Sections 4.12 below, the Depositary Agent, without further direction from the Borrower, shall withdraw the amount of such deficiency from the VEETC Holding Account and deposit such amount into the Project Revenues Collection Account for application on such date in accordance with Section 4.2(a)(iv).

(b) On any Principal Payment Date on which funds are on deposit in the VEETC Holding Account, after giving effect to any transfers required by Section 4.10(a), such funds in the Prepayment Holding Account shall be applied upon receipt of written instructions from the Borrowers’ Agent or the Administrative Agent in accordance with the following:

(i) If the Volumetric Ethanol Excise Tax Credit is extended at any time after the occurrence of a VEETC Event and before December 31, 2010, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer the entire remaining balance on deposit in the VEETC Holding Account to the Distribution Account; and

(ii) If the Volumetric Ethanol Excise Tax Credit is not extended before December 31, 2010, the Depositary Agent (acting on instructions of the Administrative Agent) shall on December 31, 2010 transfer the entire remaining balance on deposit in the VEETC Holding Account to the ECF Sweep Account for application as a prepayment of the Loans in accordance with the Credit Agreement.

Section 4.11 Hedging Reserve Account. (a) The Depositary Agent shall make withdrawals and transfers of monies to the extent then available in the Hedging Reserve Account (except as otherwise set forth in this Account Agreement) in accordance with an Officer’s Certificate, to be received by the Depositary Agent (with a copy to the Administrative Agent) at least two Business Days prior to the proposed transfer date setting forth the amounts to be withdrawn and transferred pursuant to this Section 4.11 and the counterparties to Hedging Agreements to whom and the dates on which amounts withdrawn are to be paid and the address or wire transfer instructions required for such payments (so long as the Depositary Agent shall not have received prior to such proposed transfer date a written objection from the Administrative Agent with respect to such withdrawal and transfer stating that such withdrawal and transfer does not comply with this Account Agreement or any other Financing Document). Except to the extent that funds on deposit in the Hedging Reserve Account are utilized as specified in Sections 4.2(b) and (c), all funds from time to time on deposit in the Hedging Reserve Account shall be available to the Borrower at any time to be applied solely for the payment when due of margin calls pursuant to Hedging Agreements entered into in accordance with the Risk Management Policy.

(b) In the event that on any Monthly Transfer Date the aggregate amount of monies in the Hedging Reserve Account exceeds the amount required by the Risk Management Policy to be on deposit therein as provided in the relevant Transfer Date Certificate, then prior to making the transfers pursuant to Section 4.2 on such Monthly Transfer Date, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer such excess monies from the Hedging Reserve Account to the Project Revenues Collection Account.

Section 4.12 Distribution Account. (a) If, on any Monthly Transfer Date, the amount available in the Project Revenues Collection Account is insufficient to make all of the deposits required by clauses (i) through (vii) of Section 4.2(a), then, the Depositary Agent, without any further direction from the Borrower, shall withdraw the amount of such deficiency from the Distribution Account and deposit such amount into the Project Revenues Collection Account for application on such date in accordance with Section 4.2.

(b) In the event that an Event of Loss has occurred that relates to any Property which is the subject of a Grain Facility Lease, (i) the Borrowers’ Agent shall so notify the

Administrative Agent (with a copy of such notice to the Depositary Agent), (ii) the Administrative Agent (in consultation with the Independent Engineer) shall determine (x) the amount which in the opinion of the Independent Engineer is sufficient to Restore such Property and (y) the amount of the Loss Proceeds which relate to such Event of Loss affecting such Property that are then on deposit in the relevant Escrow Account described in the Escrow Agreement and (iii) the Administrative Agent shall notify the Borrowers’ Agent and the Depositary Agent of such amounts specified in clauses (x) and (y) above. Upon receipt of such notice from the Administrative Agent, the Depositary Agent shall transfer to the Cargill Loss Proceeds Account from the monies then on deposit in the Distribution Account an amount equal to the excess if any of (A) such amount which in the opinion of the Independent Engineer is sufficient to Restore such Property over (B) such Loss Proceeds.

(c) In the event that the Performance Guarantees with respect to any Plant are deemed satisfied pursuant to Section 6.5.5(b) of the relevant EPC Contract, the Administrative Agent (in consultation with the Independent Engineer) shall furnish to the Depositary Agent (with a copy to the Borrowers’ Agent) a certificate setting forth the amount of Performance Liquidated Damages which the relevant Borrower will fail to receive as a result of such deemed satisfaction (in which the Independent Engineer shall assume for purposes of such calculation that the performance levels of such Plant shall not exceed (or be more favorable than) the results obtained in the last performance test conducted in accordance with such EPC Contract). Upon receipt of such certificate from the Administrative Agent, the Depositary Agent shall transfer from the Distribution Account to the Administrative Agent an amount equal to such foregone Performance Liquidated Damages for application to the prepayment of the Loans in accordance with Sections 5.10(c) and 6.3(a) of the Credit Agreement, and to the extent that the amounts then on deposit in the Distribution Account are not sufficient to make such transfer, the Depositary Agent shall, on each date on which funds are deposited into the Distribution Account (but after giving effect to any transfers required by Sections 4.12(a) and (b)), transfer such funds to the Administrative Agent for application to such prepayment of the Loans until such time as the full amount specified in such certificate from the Administrative Agent has been so transferred from the Distribution Account.

(d) On any Monthly Transfer Date which is also a Quarterly Distribution Date, after giving effect to any transfers required by Sections 4.12(a), (b) and (c), the Depositary Agent shall transfer from the Distribution Account to the Borrower the then current balance in the Distribution Account for the purpose of making Distributions or any other lawful purpose; provided, however, that no transfer of monies from the Distribution Account shall be made pursuant to this Section 4.12(d) on any Quarterly Distribution Date unless (i) in the applicable Transfer Date Certificate and the Distribution Date Certificate, the Borrower shall have certified that the Distribution Release Conditions have been satisfied with respect to such Quarterly Distribution Date, and (ii) the Depositary Agent shall not have received prior to such Quarterly Distribution Date a written objection from the Administrative Agent stating that the Distribution Release Conditions have not been satisfied with respect to such Quarterly Distribution Date. Any such transfer of funds from the Distribution Account shall be made in the following order of priority: first, to pay any amounts then due and payable in respect of Mezzanine Debt, and second, to make any other Distribution as determined by the Borrower.

Section 4.13 Loss Proceeds Account. (a) Amounts on deposit in the Loss Proceeds Account shall be held therein until distribution in the manner set forth in clauses (b) through (e) below.

(b) Upon the deposit of Loss Proceeds into the Loss Proceeds Account, the Borrower shall deliver to the Depositary Agent an Officer’s Certificate (with copy to the Administrative Agent) setting forth (i) the source of such Loss Proceeds, (ii) the reasonable expenses incurred in respect of the collection of such Loss Proceeds, and (iii) whether the Net Available Amount of such Loss Proceeds is required to be applied to the prepayment of Loans in accordance with Sections 5.11 and 6.3(b) of the Credit Agreement. The Depositary Agent shall transfer the amount representing such reasonable expenses referred to in clause (ii) of the preceding sentence directly to the Project Revenues Collection Account.

(c) In the event that pursuant to Sections 5.11 and 6.3(b) of the Credit Agreement the Borrower is required to prepay the Loans from the Net Available Amount of Loss Proceeds, then the Depositary Agent shall transfer the monies representing the Net Available Amount of such Loss Proceeds to the Administrative Agent in accordance with the instructions of the Administrative Agent for application to the prepayment of the Loans in accordance with Sections 5.11 and 6.3(b) of the Credit Agreement.

(d) In the event that pursuant to Section 5.11 of the Credit Agreement the Borrower shall be required to Restore the Project, then upon delivery to the Depositary Agent (with a copy to the Administrative Agent) of an Officer’s Certificate certifying that all of the conditions set forth in Section 5.11 of the Credit Agreement have been satisfied, the Net Available Amount of Loss Proceeds on deposit in the Loss Proceeds Account shall be applied in accordance with Section 4.13(e) below.

(e) (i) Before any withdrawal and transfer shall be made from the Loss Proceeds Account on a Requisition Date, there shall be filed with the Depositary Agent (with a copy to the Administrative Agent) at least three Business Days prior to such Requisition Date a requisition from the Borrowers’ Agent in the form attached hereto as Exhibit B (a “Restoration Requisition”) dated not more than eight Business Days prior to the Requisition Date on which such withdrawal and transfer is to be made, signed by an Authorized Officer of the Borrowers’ Agent, together with the certificates and other items required to be attached thereto in accordance with Exhibit B.

(ii) On any Requisition Date referred to in Section 4.13(e)(i), following receipt of the documents described in Section 4.13(e)(i), the Depositary Agent shall withdraw and transfer from the Loss Proceeds Account and shall remit to or upon the order of the Borrower the amount set forth in the Restoration Requisition, and thereafter the Borrower shall remit or cause to be remitted to the applicable payees any amounts so transferred in accordance with such Restoration Requisition.

(iii) Upon completion of any Restoration Work, there shall be filed with the Depositary Agent (with a copy to the Administrative Agent) (A) an Officer’s Certificate certifying the completion of the Restoration of the Project and the amount, if any, required in the opinion of the Borrower to be retained in the Loss Proceeds Account for the payment of any remaining costs of Restoration not then due and payable or the liability for payment of which is being contested or disputed by the Borrower and for the payment of reasonable contingencies following completion of the Restoration and (B) if the Net Available Amount of Loss Proceeds initially deposited in the Loss Proceeds Account in respect of such Event of Loss exceeded $15,000,000, a certificate of an Authorized Officer of the Independent Engineer stating that completion of the Restoration of the Project has occurred and concurring with the amounts to be retained in the Loss Proceeds Account. Upon receipt of the documents described in clauses (A) and (B) above, the Depositary Agent shall transfer the amount, if any, remaining in the Loss Proceeds Account in excess of the amounts, if any, to remain in the Loss Proceeds Account as stated in the Officer’s Certificate referred to in the preceding sentence, to the Project Revenues Collection Account. Thereafter, upon receipt of an Officer’s Certificate certifying payment of all costs of Restoration of the Project, the Depositary Agent shall transfer any amounts remaining in the Loss Proceeds Account to the Project Revenues Collection Account.

Section 4.14 Project Document Claims Account. Upon the deposit of the proceeds of any Project Document Claim into the Project Document Claims Account, the Borrowers’ Agent shall furnish to the Depositary Agent (with a copy to the Administrative Agent) an Officer’s Certificate setting forth the source of the proceeds of such Project Document Claim and, if such Project Document Claim consists of Performance Liquidated Damages, the type of Performance Liquidated Damages represented thereby. The Depositary Agent shall transfer the monies representing the proceeds of such Project Document Claim to the Administrative Agent for application to the prepayment of the Loans in accordance with Sections 5.10(c) and 6.3(a) of the Credit Agreement.

Section 4.15 Opco Equity Contribution Account. The Depositary Agent shall transfer the amounts on deposit in the Opco Equity Contribution Account solely to the Buffalo Lake Construction Account at the times and in the amounts specified in an Officers Certificate from the Borrowers’ Agent to the Depositary Agent (with a copy to the Administrative Agent) for application solely to the payment of Buffalo Lake Project Costs in accordance with the terms of this Agreement; provided, however, that two (2) Business Days prior to the date of the initial disbursement of the Buffalo Lake Construction Loans, all funds remaining in the Opco Equity Contribution Account shall be transferred to the Buffalo Lake Construction Account.

Section 4.16 Cargill Loss Proceeds Account.

(a) Amounts on deposit in the Cargill Loss Proceeds Account shall be held therein until distribution thereof upon receipt of an Officer’s Certificate from the Borrowers’ Agent to the Depositary Agent (with a copy to the Administrative Agent) identifying the amount to be transferred from the Cargill Loss Proceeds Account, the payee thereof, and confirming that the amount so transferred shall be applied solely to the payment of costs then due and payable of Restoring the Property which was the subject of the Event of Loss to which such amounts relate.

(b) In the event that on any Monthly Transfer Date the aggregate amount of monies in the Cargill Loss Proceeds Account exceeds the amount required by this Agreement to be on deposit therein, then prior to making the transfers pursuant to Section 4.2 on such Monthly

Transfer Date, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer such excess monies from the Cargill Loss Proceeds Account to the Project Revenues Collection Account. Upon receipt by the Depositary Agent of a certificate from the Independent Engineer (with a copy to the Administrative Agent and the Borrowers’ Agent) confirming the completion of the Restoration of the Property to which the amounts of deposit in the Cargill Loss Proceeds Account related, the Depositary Agent (acting on instructions of the Administrative Agent) shall transfer any remaining amounts on deposit in the Cargill Loss Proceeds Account to the Depositary Account.

Section 4.17 Permitted Investments. Monies held in any Account (or Sub-Account) created by and held under this Account Agreement shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Officer of the Borrowers’ Agent; provided, however, that at any time when (a) the Depositary Agent has received written notice from any Secured Party that an Event of Default shall have occurred and be continuing or (b) an Authorized Officer of the Borrowers’ Agent has not timely furnished such a written direction or, after a request by the Depositary Agent, has not so confirmed a standing instruction to the Depositary Agent, the Depositary Agent (acting on instructions of the Collateral Agent pursuant to instructions of Administrative Agent) shall invest such monies only in Permitted Investments of the type specified in clause (iv) of the definition thereof. Any written direction of an Authorized Officer of the Borrowers’ Agent with respect to the investment or reinvestment of monies held in any Account (or Sub-Account) shall direct investment or reinvestment only in Permitted Investments that shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Account (or Sub-Account), but in no event shall such Permitted Investments mature more than (i) prior to the Conversion Date, 30 days after the date acquired and (ii) after the Conversion Date, one year after the date acquired. The Depositary Agent shall at any time and from time to time liquidate any or all of such investments prior to maturity as needed in order to effect the transfers and withdrawals contemplated by this Account Agreement in accordance with an Officer’s Certificate; provided that, in the absence of timely receipt of such an Officer’s Certificate, the Depositary Agent shall liquidate all such investments (using reasonable efforts to minimize the costs of such liquidation) as it deems necessary in order to effect the transfers and withdrawals contemplated by this Account Agreement. In the event any such investments are redeemed prior to the maturity thereof, the Depositary Agent shall not be liable for any loss or penalties relating thereto. Any income or gain realized from such investments shall be deposited into the Account (or the Sub-Account) from which such monies came. The Depositary Agent shall not be liable for any such loss other than by reason of its willful misconduct or gross negligence or any breach of its express obligations with respect to Permitted Investments in this Section 4.17. Monies held in the Payment Account may be invested and reinvested in Permitted Investments that shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of the Payment Account, but in no event shall the Permitted Investments mature more than 30 days after the date acquired. It is understood and agreed that the Depositary Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Depositary Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholders servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transaction in certain investments and (3) effecting transactions in investments.

Section 4.18 Taxation of Earnings. For tax purposes, and all interest, dividends and other income earned hereunder, which shall be credited to any Account for all purposes of this Agreement, shall be taxable to the applicable Borrower, and such Borrower shall file all tax returns consistent with such treatment.

Section 4.19 Disposition of Accounts Upon Payment of Obligations. In the event that the Depositary Agent shall have received an Officer’s Certificate signed by the Administrative Agent stating that (a) the Loan Termination Date has occurred, (b) all claims for the payment of fees, costs and out-of-pocket expenses of any Secured Party of which the Administrative Agent is aware have been paid in full and (c) all other amounts required to be paid hereunder and under the other Financing Documents of which the Administrative Agent is aware have been paid in full, then all amounts remaining in any Account shall be paid by the Depositary Agent to the Borrowers’ Agent. All parties hereto agree that the payment of such amounts to the Borrowers’ Agent shall satisfy the obligations of the Depositary Agent under this Section 4.19.

Section 4.20 Account Balance Statements. The Depositary Agent shall, on a monthly basis, provide to the Administrative Agent and the Borrowers’ Agent account balance statements in respect of each of the Accounts. Such balance statements shall also include deposits, withdrawals and transfers from and to any Account. At such other times as the Administrative Agent or the Borrowers’ Agent may from time to time reasonably request (but not more frequently than once each week unless an Event of Default shall have occurred and be continuing), the Depositary Agent shall provide written informal account information regarding (a) balances in respect of each of the Accounts, and (b) deposits, withdrawals and transfers from and to any Account. The Borrowers shall cause the Opco Local Bank, the Buffalo Lake Local Bank and the Pioneer Trail Local Bank (as such terms are defined in Section 2.2) to provide to the Administrative Agent, on a monthly basis, an account balance statement in respect of the Payment Account, which statement shall include deposits, withdrawals, payments and payees from such Payment Account during the period covered by such statement.

ARTICLE V.

DSRA LETTERS OF CREDIT

Section 5.1 DSRA Letters of Credit. (a) At any time, and from time to time, the Borrowers’ Agent may deliver to the Collateral Agent one or more irrevocable letters of credit in respect of the Debt Service Reserve Account, each of which shall satisfy the criteria specified in Section 5.1(b) below (each such letter of credit being hereinafter referred to as a “DSRA Letter of Credit”), and upon receipt of any such DSRA Letter of Credit and otherwise subject to the terms of this Article V, the Collateral Agent shall notify the Depositary Agent that the Collateral Agent has received such DSRA Letter of Credit and shall advise the Depositary Agent of the stated amount thereof, and the Depositary Agent shall (i) promptly release monies on deposit in the Debt Service Reserve Account in an amount, such that the stated amount of such DSRA Letter of Credit plus the remaining balance in the Debt Service Reserve Account equals the Required Debt Service Reserve Amount, to or at the direction of the Borrower and (ii) treat the undrawn amount then available under such DSRA Letter of Credit as monies on deposit in the Debt Service Reserve Account for purposes of Section 4.2.

(b) Each DSRA Letter of Credit (i) shall be issued by an Eligible Bank, which Eligible Bank shall have no recourse, directly or indirectly, against the Borrowers’ Agent, any Borrowers or any of their respective Properties in connection therewith, (ii) shall be in the form attached hereto as Exhibit C (with the blanks therein appropriately completed) and (iii) when delivered to the Collateral Agent, shall be accompanied by a certificate signed by an Authorized Officer of the Borrowers’ Agent certifying that the requirements applicable to such DSRA Letter of Credit set forth in this Article V have been satisfied.

Section 5.2 Drawings under DSRA Letters of Credit. If at any time the Depositary Agent is required to withdraw any amounts from the Debt Service Reserve Account pursuant to the terms of this Account Agreement, the Depositary Agent shall first withdraw any monies on deposit in the Debt Service Reserve Account and, to the extent that such monies are insufficient, the Depositary Agent shall notify the Collateral Agent of such insufficiency and the Collateral Agent shall make a drawing on any outstanding DSRA Letter(s) of Credit in the amount of such insufficiency and shall deposit the proceeds of such drawing in the Debt Service Reserve Account for application in accordance with this Account Agreement.

Section 5.3 Termination of DSRA Letters of Credit. If the Collateral Agent receives notice from the issuer of a DSRA Letter of Credit that such issuer has elected not to renew such DSRA Letter of Credit and the Collateral Agent thereafter receives payment from such issuer of the stated amount of such DSRA Letter of Credit on the expiration date thereof in accordance with the terms of such DSRA Letter of Credit, the Collateral Agent shall promptly deposit such payment into the Debt Service Reserve Account.

Section 5.4 Calculations, etc. When any amount is specified hereunder as being required to be on deposit in the Debt Service Reserve Account, such amount shall be calculated by adding (a) any monies on deposit in such account at such date and (b) the undrawn amount then available under any outstanding DSRA Letter(s) of Credit on such date. The Depositary Agent may conclusively rely on written advice given by the Collateral Agent as to the amount described in clause (b) above.

ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default. (a) Notwithstanding anything herein to the contrary, on and after any date on which the Depositary Agent receives a written notice from any other Agent stating that an Event of Default has occurred (the date of receipt of any such notice, the “Default Notice Date”), the Depositary Agent shall thereafter accept all notices and instructions required to be given to the Depositary Agent pursuant to the terms of this Account Agreement only from the Collateral Agent (acting on instructions of the Administrative Agent pursuant to the Credit Agreement) and not from any other Person, and the Depositary Agent shall not withdraw, dispose of, transfer, pay or otherwise distribute any monies in any of the Accounts except pursuant to such notices and instructions from the Collateral Agent (acting on instructions of the Administrative Agent).

(b) On the Default Notice Date, the Depositary Agent shall render an accounting of all monies in the Accounts as of the Default Notice Date to each Agent.

(c) On and after the Default Notice Date, unless otherwise instructed in writing by the Collateral Agent (acting on instructions of the Administrative Agent), the Depositary Agent shall comply with Sections 4.12(a), (b) and (c) hereof and shall distribute all amounts then held in the Project Revenues Collection Account in accordance with Sections 4.2 through 4.11 hereof (except that (i) no withdrawal, transfer or payment shall be made in accordance with Section 4.2(a)(i), 4.2(a)(ii), 4.2(a)(iii), 4.2(a)(viii), 4.2(a)(ix), 4.3, 4.6, 4.7, 4.9(b)(i), 4.10(b)(i) or 4.12(d) unless the Depositary Agent shall have been instructed in writing by the Collateral Agent to make such withdrawal, disposition, transfer or payment and (ii) the Transfer Date Certificate(s) shall be prepared and delivered to the Depositary Agent by the Administrative Agent rather than the Borrower), in the order of priority set forth in such Sections, and ratably to the amounts due to the Secured Parties entitled to payment from a particular Account, to the extent sufficient funds are not available in such Account to pay all such amounts in full.

(d) Upon receipt from the Collateral Agent or any other Person of any cash proceeds resulting from any sale, disposition, liquidation or other realization or foreclosure, or of any other Enforcement Action, upon or with respect to the Collateral or any portion thereof, the Depositary Agent shall (i) first, deposit such proceeds into the Project Revenues Collection Account; (ii) second, pay to the Agents, ratably, the amounts at the time due in respect of the claims of such Persons for fees, costs and expenses; (iii) third, pay to the Secured Parties, ratably, the amounts at the time due in respect of the claims of such Persons for indemnities; and (iv) fourth, distribute the balance of such proceeds in accordance with Section 6.1(c) hereof.

Section 6.2 Remedies. (a) During the existence of an Event of Default, the Collateral Agent (in accordance with the written directions of the Administrative Agent) may, without being required to give any notice (except as may be required by mandatory requirements of Law) and without limitation of and in addition to any and all rights with respect to the Account Agreement Collateral granted to the Collateral Agent or the other Secured Parties under the Credit Agreement and the other Financing Documents:

(i) personally, or by agents or attorneys, immediately take possession of the Account Agreement Collateral or any part thereof, from the Borrower or any other Person which then has possession of any part thereof with or without notice or process of Law;

(ii) instruct the obligor or obligors on or any counterparties to any agreement, instrument or other obligation in respect of or relating to the Account Agreement Collateral to make any payment required by the terms of such instrument, agreement or obligation directly to the Collateral Agent;

(iii) take possession of the Account Agreement Collateral or any part thereof by directing the Borrower in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, it being understood that the Borrower’s obligation so to deliver the Account Agreement Collateral is of the essence of this Account Agreement and that, accordingly, upon application to a court of equity hav-

ing jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Borrower of such obligation;

(iv) withdraw any and all cash and liquidate any and all investments in the Accounts and apply such cash, the liquidation proceeds of investments and other cash, if any, then held as Account Agreement Collateral pursuant to the Credit Agreement and the other Financing Documents; and

(v) sell, assign or otherwise liquidate the Account Agreement Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such prices as the Collateral Agent may deem satisfactory and take possession of the proceeds of any such sale or liquidation.

(b) Any public sale of Account Agreement Collateral under this Section 6.2 shall be held at such time(s) within ordinary business hours and at such place(s) as the Collateral Agent may determine, in accordance with applicable requirements of Law. At any such sale, the Account Agreement Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may be directed or may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any previously delivered notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Account Agreement Collateral on credit or for future delivery, the Account Agreement Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Account Agreement Collateral so sold and, in case of any such failure, such Account Agreement Collateral may again be sold upon like notice.

(c) To the extent permitted by any requirement of Law, the Collateral Agent (on behalf of any or all of the Secured Parties) or any or all of the Secured Parties may bid for and become the purchaser of the Account Agreement Collateral (or any portion thereof) offered for sale in accordance with this Section 6.2.

(d) During the existence of an Event of Default, in addition to the rights otherwise provided herein, the Collateral Agent may exercise for the ratable benefit of the Secured Parties all rights of a secured party under the UCC and the Uniform Commercial Code in effect in all other relevant jurisdictions. In addition to the rights otherwise provided herein, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose the security interests in and sell the Account Agreement Collateral (or any portion thereof) for the ratable benefit of the Secured Parties, under a judgment or decree of a court or courts of competent jurisdiction.

(e) Upon any sale of Account Agreement Collateral under this Section 6.2, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Account Agreement Collateral so sold. Each purchaser at any such sale shall hold the Account Agreement Collateral so sold to it absolutely and free from any Lien, claim or right of any kind, and the Borrower, to the extent permitted by applicable requirements of Law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any requirement of Law now existing or hereafter adopted. The Borrower will execute and deliver such documents and take such other actions as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with applicable requirements of Law.

ARTICLE VII.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1 Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants as follows:

(a) Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Borrower to the Collateral Agent hereby in respect of the Account Agreement Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Account Agreement in and to the Account Agreement Collateral constitutes a valid and enforceable perfected first-priority security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant Law as enacted in any relevant jurisdiction to perfected security interests.

(b) No Liens. The Account Agreement Collateral is and will be free from any Lien or other right, title or interest of any Person (other than the security interest granted to the Collateral Agent hereunder), and each Borrower shall defend the Account Agreement Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

(c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the Law of any jurisdiction) covering or purporting to cover any interest of any kind in the Account Agreement Collateral, and so long as any of the Obligations remain unpaid, any Borrower will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the Law of any jurisdiction) or statements relating to the Account Agreement Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby.

(d) Chief Executive Office; Records; Location. The place of business or, if it has more than one place of business, the chief executive office of the Borrowers and the place where the records of each Borrower concerning the Account Agreement Collateral are kept are at:

Opco: 1625 Broadway, Suite 2400, Denver, Colorado 80202

Buffalo Lake: 1625 Broadway, Suite 2400, Denver, Colorado 80202

Pioneer Trail: 1625 Broadway, Suite 2400, Denver, Colorado 80202

Borrowers’ Agent: 1625 Broadway, Suite 2400, Denver, Colorado 80202

The originals of all documents evidencing the Account Agreement Collateral and the only original books of account and records of the Borrowers relating thereto are, and will continue to be, kept at such place of business or chief executive office, or at such new location as the Borrower may establish in accordance with this Account Agreement. Each Borrower’s jurisdiction of organization is the State of Delaware. Any Borrower shall not establish a new location for its chief executive office or change its jurisdiction of organization until (a) it shall have given to the Collateral Agent not less than 45 days’ prior written notice of its intention so to do, clearly describing such new location or jurisdiction and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) with respect to such new location or jurisdiction, it shall have taken all action, satisfactory to the Administrative Agent, to maintain the security interest of the Collateral Agent in the Account Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(e) Further Actions. Each Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Account Agreement Collateral as is necessary or otherwise as the Collateral Agent (acting on the instructions of the Administrative Agent) may reasonably require.

ARTICLE VIII.

DEPOSITARY AGENT

The provisions of this Article VIII are solely for the benefit of the Secured Parties and no Borrower shall have any rights or obligations under this Article VIII against the Depositary Agent, the Collateral Agent or any other Secured Party; provided, that the Depositary Agent shall be liable to the Borrowers for gross negligence, willful misconduct and the bad faith misapplication of monies held by it in accordance the terms of this Account Agreement.

Section 8.1 Appointment of Depositary Agent, Powers and Immunities. The Collateral Agent (acting on instructions of the Administrative Agent) on behalf of the Secured Parties hereby irrevocably appoints and authorizes the Depositary Agent to act as its agent hereunder, with such powers as are expressly delegated to the Depositary Agent by the terms of this Account Agreement, together with such other powers as are reasonably incidental thereto. Each Borrower hereby acknowledges the appointment of the Depositary Agent to act as the agent for the Secured Parties hereunder, with such powers as are expressly delegated to the Depositary Agent by the terms of this Account Agreement, together with such other powers as are reasonably incidental thereto. The Depositary Agent shall not have any duties or responsibilities to any Person except those expressly set forth in this Account Agreement and shall not have any fiduciary relationship with any other Secured Party (and no implied covenants, functions or responsibilities shall be read into this Account Agreement or otherwise exist against the Depositary Agent). Without limiting the generality of the foregoing, the Depositary Agent shall take all actions as the Collateral Agent or the Administrative Agent shall direct it to take in accordance with the express provisions of this Account Agreement. Notwithstanding anything to the contrary contained herein, the Depositary Agent shall not be required to take any action which is contrary to this Account Agreement or applicable Law or which would require the Depositary Agent to advance or extend its own funds or take action for which it is not indemnified to its satisfaction. Neither the Depositary Agent nor any of its Affiliates shall be responsible to any other Secured Party for any recitals, statements, representations or warranties made by any Borrower or the Collateral Agent contained in this Account Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by any other Secured Party under, the Credit Agreement, this Account Agreement or any other Transaction Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Account Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform its obligations hereunder or thereunder. The Depositary Agent shall not be required to ascertain or inquire as to the performance by any Borrower of any of its obligations under the Credit Agreement or any other Transaction Document or any other document or agreement contemplated hereby or thereby. The Depositary Agent shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security Document; provided that the Depositary Agent shall be liable for its grossly negligent or bad faith misapplication of monies held by it in accordance with the terms of this Account Agreement or any other Security Document to which it is a party. Except as otherwise expressly set forth in this Account Agreement, the Depositary Agent shall take action under this Account Agreement only as it shall be directed in writing by the Administrative Agent. The Depositary Agent shall have the right at any time to reasonably seek instructions concerning the administration of this Account Agreement from the Collateral Agent, the Administrative Agent, legal counsel or any court of competent jurisdiction.

Section 8.2    Reliance by Depositary Agent. The Depositary Agent shall be entitled to rely upon any Officer’s Certificate or officer’s certificate of an Authorized Officer of the Collateral Agent, the Administrative Agent or any other certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Depositary Agent and shall have no liability for its actions taken thereupon, unless due to the Depositary Agent’s willful misconduct or gross negligence. The Depositary Agent shall be fully justified in failing or refusing to take any action under this Account Agreement (a) if such action would, in the opinion of the Depositary Agent, be contrary to applicable Law or the terms of this Account Agreement, (b) if such action is not specifically provided for in this Account Agreement and it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (c) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Account Agreement (whether such action is or is intended to be an action of the Depositary Agent or the Collateral Agent), it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Account Agreement in accordance with a request of the Collateral Agent (to the extent that the Collateral Agent is expressly authorized to direct the Depositary Agent to take or refrain from taking such action) or the Administrative Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties. In the event that the Depositary Agent is required to perform any action on a particular date only following the delivery of an Officer’s Certificate or other document, the Depositary Agent shall be fully justified in failing to perform such action if it has not first received such Officer’s Certificate or other document and shall be fully justified in continuing to fail to perform such action until such time as it has received such Officer’s Certificate or other document.

Section 8.3 Court Orders. The Depositary Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Agent. The Depositary Agent shall not be liable to any of the parties hereto or any other Secured Party, their successors, heirs or personal representatives by reason of the Depositary Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 8.4 Resignation or Removal. Subject to the appointment and acceptance of a successor Depositary Agent as provided below, the Depositary Agent may resign at any time by giving 30 days’ prior written notice thereof to the Collateral Agent, the Administrative Agent and the Borrower. The Depositary Agent may be removed at any time with or without cause by the Collateral Agent (acting on instructions of the Administrative Agent). Upon any such resignation or removal, the Collateral Agent (acting on instructions of the Administrative Agent) shall have the right to appoint a successor Depositary Agent (which appointment shall be subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred or is continuing) which successor shall be a bank that (a) has an office in New York, New York with capital, surplus and undivided profits of at least $50,000,000, (b) is experienced in administering similar financing transactions, (c) is experienced in administering non-recourse project finance transactions and (d) is reasonably acceptable to the other Agents. If no successor Depositary Agent shall have been appointed by the Collateral Agent (acting on instructions of the Administrative Agent) and shall have accepted such appointment within 30 days after the retiring Depositary Agent’s giving of notice of resignation or the removal of the retiring Depositary Agent, then the retiring Depositary Agent may appoint, or petition a court of competent jurisdiction to appoint, a successor Depositary Agent, which shall be a bank or trust company that (i) has an office in New York, New York with capital, surplus and undivided profits of at least $50,000,000, (ii) is experienced in administering similar financing transactions, (iii) is experienced in administering non-recourse project finance transactions and (iv) is acceptable to the other Agents. Upon the acceptance of any appointment as Depositary Agent hereunder by the successor Depositary Agent, (A) such successor Depositary Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Agent, and the retiring Depositary Agent shall be discharged from its duties and obligations hereunder and (B) the retiring Depositary Agent shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Depositary Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Agent with respect to the Accounts to the successor Depositary Agent. After the retiring Depositary Agent’s resignation or removal hereunder as Depositary Agent, the provisions of this Article VIII and of Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary Agent. Further, a corporation into which the Depositary Agent is merged or converted or with which it is consolidated or which results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable Law, be the successor Depositary Agent under this Account Agreement without further formality and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Depositary Agent with which such corporation was merged, converted or consolidated. The Depositary Agent concerned shall forthwith notify the Borrower and the Collateral Agent of any such event.

Section 8.5 Representations and Agreements By Depositary Agent. The Depositary Agent hereby represents and agrees (in its capacity as securities intermediary hereunder) that (i) the Depositary Agent is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and is acting in that capacity, (ii) the Depositary Agent is not a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC), (iii) each Account and Sub-Account is a “securities account” (as defined in Section 8-501(a) of the UCC), (iv) the Depositary Agent will treat any and all “instruments” (as defined in Section 9-102(a)(47) of the UCC), “securities” (as defined in Section 8-102(a)(15) of the UCC), “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) and other assets and property credited from time to time to any of the Accounts or Sub-Accounts as “financial assets” (as defined in Section 8-102(a)(9) of the UCC), (v) no “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited to any Account shall be registered in the name of, payable to the order of, or specially indorsed to any person other than the Depositary Agent, unless indorsed to the Depositary Agent or in blank, (vi) the Borrower is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) of each Account and each Sub-Account thereof, subject to the “control” (within the meaning of Section 8-106 of the UCC) of the Collateral Agent, (vii) the Depositary Agent does not have any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) or “notice of adverse claim” (within the meaning of Section 8-105 of the UCC) in respect of any Account, Sub-Account or “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited thereto, and will promptly notify the Collateral Agent upon obtaining any such adverse claim or notice of adverse claim, and (viii) the Depositary Agent hereby subordinates any security interest, Lien and right of setoff in respect of any Account Agreement Collateral which the Depositary Agent may have or acquire from time to time by agreement or by operation of Law to the security interest of the Collateral Agent created by Section 2.3 hereof (for the avoidance of doubt, this shall not affect the rights of the Collateral Agent to setoff amounts in accordance with the Financing Documents). To the extent that the Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Accounts as deposit accounts, which the Depositary Agent shall maintain acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Collateral Agent shall be deemed to be the “customer” of the Depositary Bank (within the meaning of Section 9-104(a)(3) of the UCC) for purposes of the Accounts and as such shall be entitled to all the rights that customers of banks have under applicable law with respect to deposit accounts, including the right to withdraw funds from, or close, the Accounts.

ARTICLE IX.

EXPENSES; INDEMNIFICATION; FEES

Section 9.1 Expenses. Each Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Agent (including reasonable fees and expenses for legal services) in respect of, or incidental to, the administration or enforcement of any of the provisions of this Account Agreement or in connection with any amendment, waiver or consent relating to this Account Agreement.

Section 9.2 Indemnification. Each Borrower agrees to indemnify the Depositary Agent in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants in accordance with and in the manner contemplated by Section 9.2 of the Credit Agreement.

Section 9.3 Fees. During the term of this Account Agreement, the Borrowers shall pay the Depositary Agent such fees from time to time as agreed upon between the Borrowers and the Depositary Agent in an amount mutually agreed on by the Borrowers and the Depositary Agent in writing on or prior to the date hereof.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Amendments; Etc. No amendment or waiver of, or consent with respect to, any provision of this Account Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (acting on the instructions of the Administrative Agent at the direction of the Required Lenders), the Borrowers and the Depositary Agent. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

Section 10.2 Addresses for Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Account Agreement) shall be given or made in writing (including, without limitation, by telecopy, but excluding email, provided that any matter transmitted by the Borrowers’ Agent by telecopy (a) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (b) shall be followed promptly by a hard copy original thereof by express courier) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Account Agreement, all such notices, requests and other communications (i) sent by express courier will be effective upon delivery to or refusal to accept delivery by the addressee, and (ii) transmitted by telecopy will be effective when sent and telecopy confirmation received; except that all notices and other communications to any Agent shall not be effective until actually received.

Section 10.3 Integration, Etc. This Account Agreement and the other Financing Documents represent the final and complete agreement of the parties hereto, and all prior negotiations, representations, understandings, writings and statements of any nature are hereby superseded in their entirety by the terms of this Account Agreement and the other Financing Documents.

Section 10.4 No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Borrowers, the Collateral Agent, the Depositary Agent and the other Secured Parties and their respective successors and assigns and no other Person (including any other Project Participant, or any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrowers or the Project or receiving any services from the Project) shall have any rights hereunder.

Section 10.5 Benefit of Agreement. This Account Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. No Borrower may assign or otherwise transfer any of its rights under this Account Agreement or any of the other Financing Documents.

Section 10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Secured Parties in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Borrower and any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to take any other or further action in any circumstances without notice or demand. All remedies, either under this Account Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

Section 10.7 Execution in Counterparts. This Account Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS ACCOUNT AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

Section 10.9 Limitation of Recourse. There shall be full recourse to the Borrowers and to all of its assets for the liabilities of the Borrowers under this Account Agreement and the other Financing Documents and its other Obligations, but in no event shall the Sponsor, BFE Holdings, or any officer, director or holder of any equity interest in the Borrowers or the Sponsor be personally liable or obligated for such liabilities and Obligations of the Borrowers, except as may be specifically provided in any other Transaction Document to which the Sponsor or BFE Holdings is a party. Nothing contained herein shall (a) limit or be construed to limit the obligations and liabilities of the Sponsor or BFE Holdings in any Transaction Document creating such liabilities and obligations to which the Sponsor or BFE Holdings is a party or (b) affect or diminish any rights of any Person against any other Person for such other Person’s fraud, willful misrepresentation, gross negligence or willful misconduct.

Section 10.10 Governing Law; Submission to Jurisdiction. (a) THIS ACCOUNT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Each Borrower and the Borrowers’ Agent hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Account Agreement or the transactions contemplated hereby. Each Borrower and the Borrowers’ Agent hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower and the Borrowers’ Agent hereby irrevocably appoint the Process Agent, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Borrowers and the Borrowers’ Agent and shall be legal and binding upon the Borrowers and the Borrowers’ Agent for all purposes notwithstanding any failure to mail copies of such legal process to the Borrowers and the Borrowers’ Agent, or any failure on the part of the Borrowers and the Borrowers’ Agent to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction. To the extent permitted by applicable Law, each Borrower and the Borrowers’ Agent further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to each Borrower or the Borrowers’ Agent, as the case may be, at the address referenced in Section 10.2, such service to be effective upon the date indicated on the postal receipt returned from each Borrower, or the Borrowers’ Agent, as the case may be.

(c) Notwithstanding anything to the contrary contained herein or in any other Financing Document or other document applicable to the Accounts, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Depositary Agent is the State of New York.

Section 10.11 No Immunity. To the extent that any Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Account Agreement, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), each Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Laws of such jurisdiction.

Section 10.12 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Account Agreement to be duly executed as of the day and year first above written.

Notice Address:	BFE OPERATING COMPANY, LLC, as Borrower
1625 Broadway, Suite 2400 Denver, Colorado

Attention: Mr. Scott Pearce Telephone No.: (303) 592 8110 Telecopier No.: (303) 626 8251	By:	/s/ Scott H. Pearce

	Name:	Scott H. Pearce
	Title:	Authorized Representative

Notice Address:	BUFFALO LAKE ENERGY, LLC, as Borrower
1625 Broadway, Suite 2400 Denver, Colorado

Attention: Mr. Scott Pearce Telephone No.: (303) 592 8110 Telecopier No.: (303) 626 8251	By:	/s/ Scott H. Pearce

	Name:	Scott H. Pearce
	Title:	Authorized Representative

Notice Address:	PIONEER TRAIL ENERGY, LLC, as Borrower
1625 Broadway, Suite 2400 Denver, Colorado

Attention: Mr. Scott Pearce Telephone No.: (303) 592 8110 Telecopier No.: (303) 626 8251	By:	/s/ Scott H. Pearce

	Name:	Scott H. Pearce
	Title:	Authorized Representative

Notice Address:	BFE OPERATING COMPANY, LLC, as Borrowers’ Agent
1625 Broadway, Suite 2400 Denver, Colorado

Attention: Mr. Scott Pearce Telephone No.: (303) 592 8110 Telecopier No.: (303) 626 8251	By:	/s/ Scott H. Pearce

	Name:	Scott H. Pearce
	Title:	Authorized Representative

Notice Address:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent
60 Wall Street, 27th Floor Mail Stop: NYC60-2710 New York, NY 10005 Attention: Manager Project Finance Group

Telecopier No.: (732) 578-4636	By:	/s/ Richard L. Buckwalter

	Name:	Richard L. Buckwalter
	Title:	Vice President

	By:	/s/ Kerry Warwicker

	Name:	Kerry Warwicker
	Title:	Vice President

Notice Address:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary Agent
60 Wall Street, 27th Floor Mail Stop: NYC60-2710 New York, NY 10005 Attention: Manager Project Finance Group

Telecopier No.: (732) 578-4636	By:	/s/ Richard L. Buckwalter

	Name:	Richard L. Buckwalter
	Title:	Vice President

	By:	/s/ Kelly Warwicker

	Name:	Kelly Warwicker
	Title:	Vice President